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Exhibit 99.1

PERFORMANCE ACCELERATED RESTRICTED STOCK AWARD

Non-transferable

G R A N T    T O

("Grantee")

by Superior Essex Inc. (the "Company") of
shares of its common stock, $0.01 par value (the "Shares")

pursuant to and subject to the provisions of the Superior Essex Inc. 2003 Stock Incentive Plan (the "Plan") and to the terms and conditions set forth on the following pages (the "Terms and Conditions").

        IN WITNESS WHEREOF, Superior Essex Inc., acting by and through its duly authorized officers, has caused this Certificate to be executed as of the grant date set forth below.

SUPERIOR ESSEX INC.
By:

Its: Authorized Officer
Accepted by Grantee:

Grant Date: April , 2005

TERMS AND CONDITIONS

        1.    Grant of Shares.    The Company hereby grants to the Grantee named on page 1 hereof ("Grantee"), subject to the restrictions and the other terms and conditions set forth in the Superior Essex Inc. 2003 Stock Incentive Plan (the "Plan") and in this award agreement (this "Certificate"), the number of shares of Common Stock indicated on page 1 hereof (the "Shares"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

        2.    Restrictions.    The Shares are subject to each of the following restrictions. "Restricted Shares" mean those Shares that are subject to the restrictions imposed hereunder which restrictions have not then expired or terminated. Restricted Shares may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. Any attempted sale, transfer, exchange, assignment, pledge, hypothecation or other encumbrance of the Restricted Shares in violation of this Agreement shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue "stop transfer" instructions to its transfer agent. If Grantee's employment with the Company or any Affiliate terminates for any reason other than as set forth in paragraph (c), (d) or (e) of Section 3 hereof, then Grantee shall forfeit all of Grantee's right, title and interest in and to the Restricted Shares as of the date of employment termination, such Restricted Shares shall revert to the Company. The restrictions imposed under this Section shall apply to all shares of the Company's Common Stock or other securities issued with respect to Restricted Shares hereunder in connection with any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Common Stock.

        3.    Expiration and Termination of Restrictions.    The restrictions imposed under Section 2 will expire on the earliest to occur of the following (the period prior to such expiration being referred to herein as the "Restricted Period"):

  (a)
  As to all of the Restricted Shares, April 1, 2009; or

  (b)
  As to 50% of the Restricted Shares, the last day of any consecutive 20 trading-day period in which the closing sales price per share of the Common Stock is $24 or greater, as reported on The Nasdaq Stock Market, Inc. or the principal stock exchange on which the Common Stock is traded; or

  (c)
  Termination of Grantee's employment by reason of death, Disability or Retirement, or

  (d)
  Termination of Grantee's employment by the Company without Cause or by Grantee for Good Reason within one year after a Change in Control; or

  (e)
  Termination of Grantee's employment under any other circumstances if and to the extent provided in an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and Grantee.

        For purposes of this Certificate, "Good Reason" shall have the meaning assigned such term in Grantee's Employment Agreement with the Company, as in effect on the date hereof, as the same may be amended from time to time, or any successor employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and Grantee at the time of determination that defines "good reason" (or words of like import).

        4.    Delivery of Shares.    The Restricted Shares will be registered in the name of Grantee as of the Grant Date and will be held by the Company during the Restricted Period in certificated or uncertificated (book-entry) form. If a certificate for Restricted Shares is issued during the Restricted Period with respect to such Shares, such certificate shall be registered in the name of Grantee and shall bear a legend in substantially the following form:

  "This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in a Restricted Stock Award certificate between the registered owner of the shares and Superior Essex Inc. Release from such terms and conditions shall be made only in accordance with the provisions of such agreement, copies of which are on file in the offices of Superior Essex Inc."

  Stock certificates for the Shares, without the first above legend, shall be delivered to Grantee or Grantee's designee upon request of Grantee after the expiration of the Restricted Period, but delivery may be postponed for such period as may be required for the Company with reasonable diligence to comply if deemed advisable by the Company, with registration requirements under the Securities Act of 1933, listing requirements under the rules of any stock exchange, and requirements under any other law or regulation applicable to the issuance or transfer of the Shares.

        5.    Voting and Dividend Rights.    Grantee, as beneficial owner of the Shares, shall have full voting and dividend rights with respect to the Shares from and after the Grant Date (i.e., throughout the Restricted Period). If Grantee forfeits any rights he or she may have under this Certificate in accordance with Section 2, Grantee shall no longer have any rights as a stockholder with respect to the Restricted Shares or any interest therein and Grantee shall no longer be entitled to receive dividends on such stock.

        6.    Changes in Capital Structure.    In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust this award to preserve the benefits or potential benefits of this award. Without limiting the foregoing, in the event of a subdivision of the outstanding Common Stock (stock-split), a declaration of a dividend payable in Common Stock, or a combination or consolidation of the outstanding Common Stock into a lesser number of shares, the Shares then subject to this Certificate shall automatically be adjusted proportionately.

        7.    No Right of Continued Employment.    Nothing in this Certificate shall interfere with or limit in any way the right of the Company or any Affiliate to terminate Grantee's employment at any time, nor confer upon Grantee any right to continue in the employ of the Company or any Affiliate.

        8.    Payment of Taxes.    Upon issuance of the Shares hereunder, Grantee may make an election to be taxed upon such award under Section 83(b) of the Code. Grantee will, no later than the date as of which any amount related to the Shares first becomes includable in Grantee's gross income for federal income tax purposes, pay to the Company, or make other arrangements satisfactory to the Committee regarding payment of, any federal, state and local taxes of any kind required by law to be withheld with respect to such amount. The Committee hereby approves Grantee's surrender to the Company of a number of Shares from this award as necessary to pay the minimum applicable withholding tax obligation. The obligations of the Company under this Certificate will be conditional on such payment or arrangements, and the Company, and, where applicable, its subsidiaries will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Grantee.

        9.    Amendment.    The Committee may amend, modify or terminate this Certificate without approval of Grantee; provided, however, that such amendment, modification or termination shall not, without Grantee's consent, reduce or diminish the value of this award determined as if it had been fully vested (i.e., as if all restrictions on the Shares hereunder had expired) on the date of such amendment or termination.

        10.    Plan Controls.    The terms contained in the Plan are incorporated into and made a part of this Certificate, and this Certificate shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Certificate, the provisions of the Plan shall be controlling and determinative.

        11.    Notice.    Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by United States mail, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify): If to the Company, to: Superior Essex Inc., 150 Interstate North Parkway, Atlanta, Georgia 30339; Attention: Corporate Secretary. Notices to the Participant will be directed to the address of the Participant then currently on file with the Company.

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  Exhibit 99.1
PERFORMANCE ACCELERATED RESTRICTED STOCK AWARD